                                            Exhibit 99.1
Ark Restaurants Announces Financial Results for the Second Quarter of 2023

CONTACT:
Anthony J. Sirica
(212) 206-8800
ajsirica@arkrestaurants.com

NEW YORK, New York - May 15, 2023 -- Ark Restaurants Corp. (NASDAQ:ARKR) today reported financial results for the second quarter ended April 1, 2023.

Financial Results
Total revenues for the 13 weeks ended April 1, 2023 were $41,897,000 versus $39,586,000 for the 13 weeks ended April 2, 2022 and total revenues for the 26 weeks ended April 1, 2023 were $89,342,000 versus $83,571,000 for the 26 weeks ended April 2, 2022. As required by our lease, Gallagher's Steakhouse at the New York-New York Hotel and Casino in Las Vegas, NV was substantially closed for renovation for the period from February 5, 2023 through April 27, 2023. Revenues for the period from closure through April 1, 2023 were $714,000 as compared to $2,326,000 for the comparable prior period.
Excluding Gallagher's Steakhouse, which was closed for much of the quarter, Company-wide same store sales increased 8.3% for the 13 weeks ended April 1, 2023 as compared to the same period of the prior year. The increase was driven primarily by substantial gains in our event business in New York City, NY and Washington, D.C.
The Company's EBITDA, excluding gains on the forgiveness of Paycheck Protection Program Loans (the "PPP Loan Forgiveness") and adjusted for other items all as set out in the table below, for the 13 weeks ended April 1, 2023 was $1,001,000 versus $1,481,000 for the 13 weeks ended April 2, 2022. Net loss for the 13 weeks ended April 1, 2023 was $(484,000), or $(0.13) per basic and diluted share, compared to net income of $1,055,000 (which includes PPP Loan Forgiveness of $1,122,000), or $0.30 and $0.29 per basic and diluted share, respectively, for the 13 weeks ended April 2, 2022.
The Company's EBITDA, excluding gains on PPP Loan Forgiveness and adjusted for other items all as set out in the table below, for the 26 weeks ended April 1, 2023 was $4,020,000 versus $5,427,000 for the 26 weeks ended April 2, 2022. Net income for the 26 weeks ended April 1, 2023 was $1,241,000 (which includes PPP Loan Forgiveness of $272,000), or $0.34 per basic and diluted share, compared to net income of $3,264,000 (which includes PPP Loan Forgiveness of $1,122,000), or $0.92 and $0.91 per basic and diluted share, respectively, for the 26 weeks ended April 2, 2022.
On May 9, 2023, the Board of Directors declared a quarterly cash dividend of $0.1875 per share to be paid on June 13, 2023 to shareholders of record of each share of the Company's common stock at the close of business on May 31, 2023.
As of April 1, 2023, the Company had a cash balance of $17,890,000 and total outstanding debt of $14,292,000. Subsequent to quarter end, the Company repaid two promissory notes totaling $6,049,000.

COVID-19 and Inflation
Recent global events, including the COVID-19 pandemic ("COVID-19"), have adversely affected global economies, disrupted global supply chains and labor force participation and created significant volatility and disruption of financial markets. As a result, we experienced significant and variable disruptions to our business as federal, state and local restrictions were mandated, among other remedial measures, to mitigate the spread of the COVID-19 virus. While restrictions on the type of permitted operating model and occupancy capacity may continue to change, during fiscal 2022 all of our restaurants operated with no restrictions, other than in New York City where customers were required to show proof of vaccination through November 1, 2022.
In addition to the associated impacts of COVID-19, our operating results have been impacted by geopolitical and other macroeconomic factors, leading to increased commodity and wage inflation and other increased costs. The ongoing effects of COVID-19 and its variants, along with other geopolitical and macroeconomic events, could lead to further government mandates, including but not limited to capacity restrictions, shifts in consumer behavior, wage inflation, staffing challenges, product and services cost inflation and disruptions in our supply chain. If these factors significantly impact our cash flow in the future, we may again implement mitigation actions such as suspending dividends, increasing borrowings or modifying our operating strategies. Some of these measures may have an adverse impact on our business, including possible impairments of assets.

Other Matters
On April 8, 2022, the Company extended its lease for Gallagher's Steakhouse at the New York-New York Hotel and Casino in Las Vegas, NV through December 31, 2032. In connection with the extension, the Company has agreed to spend a minimum of $1,500,000 to materially refresh the premises by April 30, 2023 (as extended from September 30, 2022 due to supply chain issues). The property was substantially closed for renovation on February 5, 2023 and reopened on April 28, 2023. The total cost of the refresh was approximately $1,900,000.

On June 24, 2022, the Company extended its lease for America at the New York-New York Hotel and Casino in Las Vegas, NV through December 31, 2033. In connection with the extension, the Company has agreed to spend a minimum of $4,000,000 to materially refresh the premises by December 31, 2024, subject to various extensions as set out in the agreement. No amounts have been expended to date related to this refresh.

On July 21, 2022, the Company extended its lease for the Village Eateries at the New York-New York Hotel and Casino in Las Vegas, NV through December 31, 2034. As part of this extension, the Broadway Burger Bar and Grill and Gonzalez y Gonzalez, were carved out of the Village Eateries footprint and the extended date for those two locations is December 31, 2033. In connection with the extension, the Company has agreed to spend a minimum of $3,500,000 to materially refresh all three of these premises by June 30, 2023 (of which approximately $50,000 has been spent to date), subject to various extensions as set out in the agreement, which the Company expects will be agreed to.

About Ark Restaurants Corp.
Ark Restaurants owns and operates 17 restaurants and bars, 16 fast food concepts and catering operations primarily in New York City, Florida, Washington, DC, Las Vegas, Nevada and the gulf coast of Alabama. Four restaurants are located in New York City, one is located in Washington, DC, five are located in Las Vegas, Nevada, one is located in Atlantic City, New Jersey, four are located on the east coast of Florida and two are located on the Gulf Coast of Alabama. The Las Vegas operations include four restaurants within the New York-New York Hotel & Casino Resort and operation of the hotel's room service, banquet facilities, employee dining room and six food court concepts and one restaurant within the Planet Hollywood Resort and Casino. In Atlantic City, New Jersey, the Company operates a restaurant in the Tropicana Hotel and Casino. The Florida operations include the Rustic Inn in Dania Beach, Shuckers in Jensen Beach, JB’s on the Beach in Deerfield Beach, Blue Moon Fish Company in Lauderdale-by-the-Sea and the operation of four fast food facilities in Tampa and six fast food facilities in Hollywood, each at a Hard Rock Hotel and Casino operated by the Seminole Indian Tribe at these locations. In Alabama, the Company operates two Original Oyster Houses, one in Gulf Shores and one in Spanish Fort.

Cautionary Note Regarding Forward-Looking Statements
Except for historical information, this news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve unknown risks, and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that might cause such differences are discussed in the Company's filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results could differ materially from those anticipated in these forward-looking statements, if new information becomes available in the future.

ARK RESTAURANTS CORP.
Consolidated Condensed Statements of Operations
For the 13- and 26- week periods ended April 1, 2023 and April 2, 2022
(In Thousands, Except per share amounts)

	13 Weeks Ended April 1, 2023	13 Weeks Ended April 2, 2022	26 Weeks Ended April 1, 2023	26 Weeks Ended April 2, 2022

TOTAL REVENUES	$41,897	$39,586	$89,342	$83,571
COSTS AND EXPENSES:
Food and beverage cost of sales	11,795	12,255	24,231	24,796
Payroll expenses	15,311	13,482	31,833	27,722
Occupancy expenses	5,255	4,616	11,438	9,848
Other operating costs and expenses	5,352	4,840	11,283	9,978
General and administrative expenses	3,023	3,018	6,159	5,982
Depreciation and amortization	1,138	1,148	2,171	2,227
Total costs and expenses	41,874	39,359	87,115	80,553
OPERATING INCOME	23	227	2,227	3,018
OTHER (INCOME) EXPENSE:
Interest expense, net	248	250	588	525
Other income	—	(125)	—	(347)
Gain on forgiveness of PPP Loans	—	(1,122)	(272)	(1,122)
Total other (income) expense, net	248	(997)	316	(944)
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(225)	1,224	1,911	3,962
Provision for income taxes	19	76	133	385
CONSOLIDATED NET INCOME (LOSS)	(244)	1,148	1,778	3,577
Net income attributable to non-controlling interests	(240)	(93)	(537)	(313)
NET INCOME (LOSS) ATTRIBUTABLE TO ARK RESTAURANTS CORP.	$(484)	$1,055	$1,241	$3,264

NET INCOME (LOSS) ATTRIBUTABLE TO ARK RESTAURANTS CORP. PER COMMON SHARE:
Basic	$(0.13)	$0.30	$0.34	$0.92
Diluted	$(0.13)	$0.29	$0.34	$0.91

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	3,600	3,552	3,600	3,552
Diluted	3,645	3,604	3,646	3,600

EBITDA Reconciliation:
Income (loss) before provision for income taxes	$(225)	$1,224	$1,911	$3,962
Depreciation and amortization	1,138	1,148	2,171	2,227
Interest expense, net	248	250	588	525
EBITDA (a)	$1,161	$2,622	$4,670	$6,714
EBITDA, adjusted:
EBITDA (as defined) (a)	1,161	2,622	4,670	6,714
Non-cash stock option expense	80	74	159	148
Gain of forgiveness of PPP Loans	—	(1,122)	(272)	(1,122)
Net income attributable to non-controlling interests	(240)	(93)	(537)	(313)
EBITDA, as adjusted	$1,001	$1,481	$4,020	$5,427

(a)EBITDA is defined as earnings before interest, taxes, depreciation and amortization.  Although EBITDA is not a measure of performance or  liquidity calculated in accordance with generally accepted accounting principles ("GAAP"), the Company believes the use of this non-GAAP financial measure enhances an overall understanding of the Company's past financial performance as well as providing useful information to the investor because of its historical use by the Company as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the restaurant sector as a measure of both performance and liquidity.  However, investors should not consider this measure in isolation or as a substitute for net income (loss), operating income (loss), cash flows from operating activities  or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies.  A reconciliation of EBITDA to the most comparable GAAP financial measure, pre-tax income, is included above.